EXHIBIT 23.1

       Consent of Beard Miller Company LLP, Independent Registered Public
                                Accounting Firm




Regarding:

Registration Statements, File No. 33-15150, No. 333-55610, No. 333-57121, No. 333-37232, No. 333-37236, and No. 333-106701.


     We consent to the incorporation by reference in the above listed Registration Statements of our report dated March 7, 2005, with respect to the consolidated financial statements, management's assessment of internal control over financial reporting, and the effectiveness of internal control over financial reporting for Community Banks, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2004.



                                                  /s/ BEARD MILLER COMPANY LLP



Harrisburg, Pennsylvania
March 7, 2005